EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2020, with respect to the consolidated financial statements included in the Annual Report of Resource Apartment REIT III, Inc. on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statement of Resource Apartment REIT III, Inc. on Form S-3 (File No. 333-207740).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 20, 2020